AMENDED SCHEDULE A
                            DATED FEBRUARY 11, 2014
                                     TO THE
                         INVESTMENT ADVISORY AGREEMENT
                           DATED MAY 5, 2008 BETWEEN
                       THE ADVISORS' INNER CIRCLE FUND II
                                      AND
                         FROST INVESTMENT ADVISORS, LLC

The Trust will pay to the Adviser as compensation for the Adviser's services rendered, a fee, computed daily at an annual rate based on the average daily net assets of the respective Fund in accordance the following fee schedule:


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FUND     RATE
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Frost Growth Equity Fund                                 0.65%
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Frost Value Equity Fund                                  0.65%
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Frost Kempner MultiCap Deep Value Equity Fund            0.59%
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Frost Mid Cap Equity Fund                                0.90%
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Frost Small Cap Equity Fund                              0.70%
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Frost International Equity Fund                          0.95% on the first $150
                                                         million of average
                                                         daily net assets and
                                                         0.90% on average daily
                                                         net assets in excess of
                                                         $150 million
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Frost Natural Resources Fund                             0.80%
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Frost Cinque Large Cap Buy Write Equity Fund             0.90%
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Frost Conservative Allocation Fund                       0.15%
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Frost Moderate Allocation Fund                           0.15%
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Frost Total Return Bond Fund                             0.35%
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Frost Credit Fund                                        0.60%
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Frost Low Duration Bond Fund                             0.35%
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Frost Municipal Bond Fund                                0.35%
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Frost Kempner Treasury and Income Fund                   0.35%
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Frost Aggressive Allocation Fund                         0.15%
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